UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 22, 2023
___________
VIPER ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in Charter)

DE		001-36505	46-5001985
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas Ave.
Suite 100
Midland,	TX		79701
(Address of principal executive offices)			(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Eleventh Amendment

On September 22, 2023, Viper Energy Partners LLC (“Viper OpCo”), as borrower, and Viper Energy Partners LP (“Viper”), as parent guarantor, entered into an eleventh amendment (the “Eleventh Amendment”) to the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of July 20, 2018, with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Eleventh Amendment, among other things, (i) extended the maturity date from June 2, 2025 to September 22, 2028, (ii) increased the aggregate elected commitment amount from $750 million to $850 million, and (iii) waived the reduction in the borrowing base for up to $750 million of senior unsecured notes if issued between September 22, 2023 and the earlier of the next scheduled redetermination, which is scheduled for on or about May 1, 2024, and May 1, 2024.

The preceding summary of the Eleventh Amendment is qualified in its entirety by reference to the full text of the Eleventh Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Twelfth Amendment

On September 22, 2023, Viper OpCo, as borrower, and Viper, as parent guarantor, entered into a twelfth amendment (the “Twelfth Amendment”) to the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of July 20, 2018, with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (as amended by the Eleventh Amendment and the Twelfth Amendment, the “Viper OpCo Revolving Credit Facility”). The Twelfth Amendment, among other things, increases the borrowing base from $1 billion to $1.25 billion upon consummation of the previously announced acquisition of certain mineral and royalty interests from affiliates of Warwick Capital Partners and GRP Energy Capital.

The preceding summary of the Twelfth Amendment is qualified in its entirety by reference to the full text of the Twelfth Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events.

On September 27, 2023, after consideration and approval by the conflicts committee of the Board of Directors of Viper’s General Partner, Viper OpCo entered into a lease agreement with a subsidiary of Diamondback Energy, Inc. (“Diamondback”) covering certain Permian Basin acreage on terms substantially identical to Viper OpCo’s other lease arrangements with Diamondback. As part of that lease agreement, Viper OpCo will receive a lease bonus payment of $95.8 million, which will be used to temporarily reduce indebtedness outstanding under the Viper OpCo Revolving Credit Facility.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1*
Eleventh Amendment to Amended and Restated Senior Secured Revolving Credit Agreement dated as of September 22, 2023, by and among Viper Energy Partners LLC, as borrower, Viper Energy Partners LP, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

10.2*
Twelfth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement dated as of September 22, 2023, by and among Viper Energy Partners LLC, as borrower, Viper Energy Partners LP, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY PARTNERS LP

		By:	Viper Energy Partners GP LLC, its general partner
Date:	September 28, 2023

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary